                                                                                                                    Exhibit 99.1

Johnson & Johnson
Media Contact:        Marc Monseau
                   732-524-1130

Investor Contacts:      Louise Mehrotra                    Stan Panasewicz
            732-524-6491        732-524-2524

FOR IMMEDIATE RELEASE

Johnson & Johnson Completes Acquisition of Animas Corporation

NEW BRUNSWICK, NJ, February 17, 2006 -- Johnson & Johnson (NYSE: JNJ) today announced the completion of its previously announced acquisition of Animas Corporation, an insulin delivery company.
Johnson & Johnson is the world's most comprehensive and broadly based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical, and medical devices and diagnostics markets. The more than 200 Johnson & Johnson operating companies employ approximately 115,600 men and women in 57 countries and sell products throughout the world.

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